Exhibit 99.1

AeroVironment, Inc. Announces Establishment of 10b5-1
Trading Plan by Chief Executive Officer

MONROVIA, Calif., Jan. 11, 2012 — AeroVironment, Inc. (NASDAQ: AVAV) today announced that Chief Executive Officer and Chairman of the Board, Timothy E. Conver, as Trustee of The Conver Family Trust, has established a pre-arranged stock trading plan to sell a portion of company stock held by the Trust over a specific period of time.  The stock trading plan is part of a long-term strategy for asset diversification and liquidity and was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and AeroVironment’s policies with respect to employee stock transactions.

Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Using these plans, insiders can diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce market impact and can avoid concerns about whether they had material, non-public information when they sold their stock.

Under its Rule 10b5-1 plan, the Trust may sell up to 650,000 shares over a period of approximately 11 months. If the Trust completes all the planned sales under its Rule 10b5-1 plan, Conver would beneficially own approximately 2,486,292 shares of AeroVironment common stock (including all options currently exercisable by Conver, but not including shares held by The Whiting Family Limited Partnership, of which Conver is a limited partner), or approximately 11.9% of the company’s current outstanding shares. The transactions under this plan will commence no earlier than March 2012 and will be disclosed publicly through Form 4 filings with the Securities and

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Exchange Commission. The Form 4 filings also will be posted on the “Investors” section of the AeroVironment website.

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  Agencies of the U.S. Department of Defense and allied military services use the company’s electric-powered, hand-launched unmanned aircraft systems extensively to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and communication.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

Vice President, Investor Relations

+1 (626) 357-9983

ir@avinc.com